                                                                    EXHIBIT 23.1

     The financial statements and independent auditors' report referred to in the following consent give effect to the consummation of the Master Separation Agreement (the "Separation Agreement") between Delphi Automotive Systems Corporation and General Motors Corporation effective January 1, 1999. The following independent auditors' consent is in the form that will be furnished by Deloitte & Touche LLP upon the consummation of the Separation Agreement described in Note 1 to the consolidated financial statements assuming that no other material events occur that would affect the accompanying financial statements or require disclosure therein.
/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
December 23, 1998


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-67333 relating to 100,000,000 shares of Common Stock of Delphi Automotive
Systems Corporation on Form S-1 of our report dated January   , 1999, appearing
in the prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

Detroit, Michigan
January   , 1999